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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-86089) of our report dated April 9, 1999 relating to the financial statements of Plug Power LLC (a development stage enterprise), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data" in such Registration Statement.

                                                     PricewaterhouseCoopers LLP

Albany, New York

October 21, 1999